Exhibit 10.6

EXECUTION COPY

Dated June 1, 2011

(1)                                  BUNGE FINANCE B.V., as Subordinated Lender

(2)                                  BUNGE SECURITIZATION B.V., as Seller

(3)                                  BUNGE FINANCE B.V., as Master Servicer

(4)                                  COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., as Administrative Agent

SUBORDINATED LOAN AGREEMENT

Exhibit

A.	Form of Subordinated Loan Investment Request	13

THIS SUBORDINATED LOAN AGREEMENT (this “Agreement”) is dated June 1, 2011 and made by and among:

(1)                                  BUNGE FINANCE B.V., a private limited liability company organized under the laws of the Netherlands, as Subordinated Lender (the “Subordinated Lender”);

(2)                                  BUNGE SECURITIZATION B.V., a private limited liability company organized under the laws of the Netherlands, as Seller (the “Seller”);

(3)                                  BUNGE FINANCE B.V., a private limited liability company organized under the laws of the Netherlands, as Master Servicer (the “Master Servicer”); and

(4)                                  COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., as Administrative Agent (the “Administrative Agent”).

IT IS AGREED that:

1.                                       DEFINITIONS AND INTERPRETATION

1.1                                 Defined terms

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Article 122a” means Article 122a of Directive 2006/48/EC (as amended by Directive 2009/111/EC) and any corresponding law or rule as in effect in any country in the European Economic Area and applicable to any Purchaser or its holding company.

“Event of Default” is defined in Section 6.1 (Events of Default).

“Facility Amount” is defined in Section 2.1 (The Subordinated Loans).

“Lender Permitted Payments” is defined in Section 7.2 (Lender Permitted Payments).

“Lender Subordinated Obligations” means all obligations which may now or hereafter be owing by the Seller or any of its successors or assigns to the Subordinated Lender or any of its successors or assigns.

“Receivables Transfer Agreement”  means the Receivables Transfer Agreement dated the date hereof by and among the Seller, the Master Servicer, the Performance Undertaking Provider, the Conduit Purchasers and Committed Purchasers from time to time party thereto, and the Administrative Agent.

“Senior Obligations” means all obligations which may now or hereafter be owing by the Seller to the Administrative Agent, the Conduit Purchasers, the Committed Purchasers, the other Secured Parties or the Indemnified Parties under the Receivables Transfer Agreement and the other Transaction Documents.

“Subordinated Loan” means each loan made by the Subordinated Lender to the Seller pursuant hereto.

“Subordinated Loan Date” is defined in Section 2.3 (Borrowing procedures).

“Subordinated Loan Investment Request” is defined in Section 2.2 (Investment request).

1.2                                 Receivables Transfer Agreement

Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section 1.1 (Certain defined terms) of the Receivables Transfer Agreement.  In the case of any inconsistency between such terms and the terms set forth in Section 1.1 of this Agreement, the terms set forth in Section 1.1 of this Agreement shall prevail for all purpose of this Agreement.  The principles of interpretation set forth in Sections 1.2 (Other terms) and 1.3 (Computations of time periods) of the Receivables Transfer Agreement shall apply to this Agreement as if fully set forth herein.

2.                                       THE SUBORDINATED LOANS

2.1                                 Subordinated Loans

The Subordinated Lender hereby grants to the Seller, upon the terms and subject to the conditions hereof, a committed revolving credit facility in an amount equal to (i) the excess of (a) the aggregate Unpaid Balance of the Receivables to be purchased by the Seller pursuant to the Originator Sale Agreements and the Intermediate Transfer Agreements, over (b) the aggregate Cash Purchase Price of the Investments made by the Purchasers to the Seller in respect of such Receivables (it being understood that at the end of each Calculation Period there will be a true-up of Investments under the Receivables Transfer Agreement to determine the permitted amount of Cash Purchase Price for such Calculation Period funded by the Purchasers during such Calculation Period and such true-up may result in the Subordinated Lender making a Subordinated Loan hereunder with respect to the Receivables purchased by the Seller for such Calculation Period) and (ii) on any Settlement Date, an amount necessary to pay amounts payable on such Settlement Date pursuant to Section 2.6(f)(i) through (iii) (Collections prior to Facility Termination Date) or 2.7(b)(i) through (iii) (Collections after Facility Termination Date)(solely for the first Settlement Date on which amounts are distributed pursuant to such Section 2.7 and not to exceed the amount applied to the Purchase Price of Receivables during the related Calculation Period), as applicable, of the Receivables Transfer Agreement (the “Facility Amount”).  Notwithstanding the commitment set forth above, this facility is not intended to provide a guaranty of the Senior Obligations or the collectibility of the Receivables and no Subordinated Loans shall be required to be made by the Subordinated Lender hereunder in excess of the Facility Amount.

2.2                                 Investment request

The Seller (or the Master Servicer acting on behalf of the Seller) may from time to time request the Subordinated Lender to make a Subordinated Loan to the Seller by delivering (or causing to be delivered) to the Subordinated Lender a Subordinated

Loan Investment Request, substantially in the form of Exhibit A (Form of Subordinated Loan Investment Request) (each, a “Subordinated Loan Investment Request”), no later than the end of the day (London time) on the third Business Day preceding the Subordinated Loan Date for such Subordinated Loan (including the initial Subordinated Loan) or such other time as the Subordinated Lender and the Seller (or the Master Servicer acting on behalf of the Seller) may agree (it being understood and agreed that, if the Seller is unable to defer the Purchase Price for any Receivables to be acquired under an Originator Sale Agreement or Intermediate Transfer Agreement because of a limitation on the amount of permitted Deferred RPA Purchase Price, a Subordinated Loan Investment Request shall be made by the Seller hereunder for a Subordinated Loan Date which is the same day as the delivery of such request).

2.3                                 Investment procedures

Each such Subordinated Loan Investment Request shall specify (a) the desired date of such Subordinated Loan, which shall be a Business Day (each a “Subordinated Loan Date”); (b) the currency of such Subordinated Loan, which shall be an Approved Currency and, to the extent applicable, shall match the applicable Approved Currency of the Purchase Price of Receivables with respect to which such Subordinated Loan is allocable; (c) the desired amount of such Subordinated Loan (which shall be in a minimum denomination of EUR 50,000 (or the equivalent in the applicable currency)); and (d) all other information specified in Exhibit A (Form of Subordinated Loan Investment Request).  Each Subordinated Loan shall be remitted to the applicable Seller Operating Account or such other account as the Seller (or the Master Servicer acting on behalf of the Seller), with the consent of the Administrative Agent, may specify from time to time on each such Subordinated Loan Investment Request; provided that, following the occurrence of a Facility Event or Portfolio Event, each Subordinated Loan shall be remitted solely to the applicable Seller Operating Account.

2.4                                 Use of proceeds

The proceeds of the Subordinated Loans made hereunder shall be used by the Seller to pay (i) the Purchase Price of Receivables, and the Related Security and Collections with respect thereto, pursuant to, and in accordance with, any of the applicable Originator Sale Agreements or the Intermediate Transfer Agreements and (ii) the other amounts described in Section 2.19(b) of the Receivables Transfer Agreement.

2.5                                 Availability

If the Seller (or the Master Servicer acting on behalf of the Seller) requests a Subordinated Loan pursuant to Section 2.2 (Investment request), the Subordinated Lender shall make such Subordinated Loan in accordance with the provisions hereof on the Subordinated Loan Date for such Subordinated Loan, unless on such Subordinated Loan Date:

(a)                                  after giving effect to such Subordinated Loan, the aggregate outstanding principal amount of all Subordinated Loans would exceed the Facility Amount;

(b)                                 an Event of Default shall have occurred and be continuing; or

(c)                                  an Event of Bankruptcy shall have occurred with respect to the Seller;

provided that, in the event that any of the conditions specified in clauses (a) through (c) are not satisfied on any Subordinated Loan Date, the Subordinated Lender may, if it so elects, make such Subordinated Loan to the Seller notwithstanding anything in this Section 2.5 to the contrary.

3.                                       INTEREST, REPAYMENT AND PAYMENTS

3.1                                 Interest

The Seller shall pay interest with respect to each Subordinated Loan on the aggregate outstanding principal amount of such Subordinated Loan from time to time at a variable rate per annum equal to the Eurocurrency Rate for the applicable currency in effect for any corresponding Tranche Period under the Receivables Transfer Agreement plus 4.8% (or at such other rate of interest that the Seller and the Subordinated Lender (with the consent of the Administrative Agent (such consent not to be unreasonably withheld)) agree more accurately reflects a market rate of interest on loans similar to the loans to be made hereunder).  In the event that the Seller and the Subordinated Lender choose to use an interest rate other than the Eurocurrency Rate, the Seller and Subordinated Lender shall document such agreed upon interest rate in the Subordinated Loan Investment Request.  Such interest shall, in accordance with Sections 2.6 (Collections prior to Facility Termination Date) and 2.7 (Collections after Facility Termination Date), as applicable, of the Receivables Transfer Agreement, be paid on each Settlement Date on which the Subordinated Loan is repayable in accordance with Section 3.2 to the extent that the Seller has available funds that are not needed to satisfy Senior Obligations then due and owing.

3.2                                 Repayment

The Seller shall, in accordance with Sections 2.6 (Collections prior to Facility Termination Date) and 2.7 (Collections after Facility Termination Date), as applicable, of the Receivables Transfer Agreement, repay the outstanding principal amount of the Subordinated Loans (or any portion thereof) from time to time on each Settlement Date to the extent the Seller has funds that are not needed to satisfy Senior Obligations then due and owing or to pay for new Receivables, Related Security and Collections with respect thereto pursuant to, and in accordance with, any applicable Originator Sale Agreement or Intermediate Transfer Agreement; provided that, notwithstanding anything herein to the contrary, the aggregate outstanding principal amount of all of the Subordinated Loans shall in any event be due and payable not later than two years after the Final Payout Date.

3.3                                 Payments

(a)                                  Subject to clause (c) below, on each date on which this Agreement requires an amount to be paid by the Seller to the Subordinated Lender, such amount shall be paid by wire transfer of same day funds to the account designated by the Subordinated Lender from time to time.

(b)                                 Subject to clause (c) below, on each Subordinated Loan Date, the Subordinated Lender shall remit the aggregate amount of each Subordinated Loan to be made on such Subordinated Loan Date to the Seller by wire transfer of same day funds to the account specified in Clause 2.3 (Borrowing procedures).

(c)                                  Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, any payments to be made by the Seller in respect of the Subordinated Loans shall be made solely from funds available to the Seller which are not otherwise required to be applied or set-aside for the payment of any higher ranking obligations of the Seller under the Receivables Transfer Agreement or any other Transaction Document, shall be non-recourse other than with respect to such funds and, without limiting Section 8.9(a) (No proceedings; limited recourse), if ever and until such time as the Seller has sufficient funds to make such payment, shall not constitute a claim against the Seller.

(d)                                 All payments of principal and interest in respect of any Subordinated Loan shall be made in the same currency as the currency in which such Subordinated Loan is denominated.  All other payments to be made by the Seller hereunder shall be made solely in Dollars or EUR.

4.                                       REPRESENTATIONS

4.1                                 Seller’s representations

The Seller represents and warrants to the Subordinated Lender that on the Closing Date and on each Subordinated Loan Date:

(a)                                  it is a limited liability company duly incorporated and validly existing under the laws of its jurisdiction of organization, with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder, and all corporate and other action required to authorize its execution and performance of this Agreement has been duly taken; and

(b)                                 it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Seller’s knowledge) threatened against it for its suspension of payments, bankruptcy, winding-up or dissolution or for any similar proceedings in any jurisdiction.

4.2                                 Subordinated Lender’s representation

The Subordinated Lender hereby represents and warrants on the date hereof and on each Subordinated Loan Date that:

(a)                                  The Subordinated Lender (i) is duly organized and validly existing under the laws of its jurisdiction of organisation, (ii) is duly qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to be so qualified would not have a Material Adverse Effect and (iii) has all corporate or other organizational power and authority required to perform its obligations under this Agreement and to carry on its business in each jurisdiction in which its business is now conducted unless the failure to have such power and authority would not have a Material Adverse Effect.

(b)                                 The execution, delivery and performance by the Subordinated Lender of this Agreement (i) are within the Subordinated Lender’s corporate powers, (ii) have been duly authorised by all necessary corporate action, and (iii) do not contravene or constitute a default under (A) its Organizational Documents, (B) any applicable Law, (C) any contractual restriction binding on or affecting the Subordinated Lender or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Subordinated Lender or its property except in each case where any such contravention or default would not have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Subordinated Lender.

(c)                                  No authorization, approval, license, consent, qualification or other action by, and no notice to or filing or registration with, any Official Body or official thereof or any third party is required for the due execution, delivery and performance by the Subordinated Lender of this Agreement, except for the actions duly made or taken, as the case may be, and in full force and effect, except where the failure to have obtained any such authorization or approval or taken any such action or made any such filing, notice or registration would not have a Material Adverse Effect.

(d)                                 This Agreement constitutes the legal, valid and binding obligation of the Subordinated Lender, enforceable against the Subordinated Lender in accordance with its terms, subject to any limitation on the enforceability thereof against the Subordinated Lender arising from the application of any applicable Insolvency Law or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

(e)                                  There are no actions, suits, investigations, litigation or proceedings at law or in equity or by or before any Official Body or in arbitration now pending against or affecting the Subordinated Lender (i) which question the validity of this Agreement or any of the transactions contemplated hereby, or (ii) which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Subordinated Lender is not in default or violation of any order, judgement or decree of any Official Body or arbitrator which could reasonably be expected to have a Material Adverse Effect.

(f)                                    The Subordinated Lender is and will be tax resident in the Netherlands.

5.                                       COVENANTS

5.1                                 Seller’s covenants

At all times from the date hereof to the Final Payout Date, unless the Subordinated Lender shall otherwise consent in writing:

(a)                                  the Seller shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement;

(b)                                 the Seller shall promptly notify the Subordinated Lender, the Master Servicer and the Administrative Agent of the occurrence of any Event of Default hereunder;

(c)                                  the Seller shall not engage in any business other than the transactions contemplated by the Transaction Documents and activities reasonably incidental thereto; and

(d)                                 the Seller shall apply and otherwise use the proceeds of each Subordinated Loan in accordance with Section 2.4 (Use of proceeds).

5.2                                 Subordinated Lender’s covenants

The Subordinated Lender shall (i) retain at least a 5% net economic interest within the meaning of and in accordance with paragraph 1 of Article 122a through the retention of at least one half of the Subordinated Loans made hereunder (and not entering into any credit risk mitigation or credit risk hedge of such net economic interest) and (ii) make available such additional information, if any, reasonably available to the Subordinated Lender, as the Purchasers may reasonably require in order to assist any such Purchaser and, as appropriate, Persons providing facilities to any such Purchasers in relation to the transactions contemplated by the Transaction Documents in complying with the requirements of Article 122a applicable to such Persons in connection with any investment in or assumption of credit exposure in connection with the transactions contemplated by the Transaction Documents.

6.                                       EVENTS OF DEFAULT

6.1                                 Events of Default

Each of the following shall constitute an “Event of Default”:

(a)                                  the Seller fails, and such failure remains unremedied for three Business Days after the due date for payment, to pay any amount payable by it under this Agreement in circumstances where it has sufficient funds available to make that payment which are not otherwise required to be applied or set-aside for the payment of any Senior Obligations of the Seller under the Receivables Transfer Agreement or any other Transaction Document;

(b)                                 any representation or statement made by the Seller in this Agreement is or proves to have been incorrect or misleading in any material respect when made and such failure continues for 60 days after notice thereof has been provided to the Seller and the Administrative Agent by the Subordinated Lender;

(c)                                  the Seller fails duly to perform or comply with any of the material obligations expressed to be assumed by it in Section 5.1 (Covenants) and such failure continues for 60 days after notice thereof has been provided to the Seller and the Administrative Agent by the Subordinated Lender; or

(d)                                 an Event of Bankruptcy shall occur with respect to the Seller.

6.2                                 Remedies

Upon the occurrence of any Event of Default under Section 6.1(d) (Events of Default), the Subordinated Loans shall become immediately due and payable together with accrued interest thereon, and the Subordinated Lender’s commitment to make further Subordinated Loans pursuant hereto shall forthwith be cancelled.  Upon the occurrence of any other Event of Default, the Subordinated Lender may by written notice to the Seller (with a copy to the Administrative Agent and the Master Servicer) declare the Subordinated Loans to be immediately due and payable together with accrued interest thereon, and the Subordinated Lender’s commitment to make further Subordinated Loans pursuant hereto shall forthwith be cancelled.

7.                                       SUBORDINATION

7.1                                 Subordination

The payment and performance of the Lender Subordinated Obligations is hereby subordinated to the Senior Obligations and, except as set forth in this Section 7, the Subordinated Lender will not ask, demand, sue for, take or receive from the Seller, by setoff or in any other manner, the whole or any part of any Lender Subordinated Obligations, unless and until the Senior Obligations shall have been fully paid and satisfied (the temporary reduction of outstanding Senior Obligations not being deemed to constitute full payment or satisfaction thereof).

7.2                                 Lender Permitted Payments

Notwithstanding Section 7.1 (Subordination) and subject to Sections 7.3 (No exercise of remedies) and 7.5 (Claims, etc.), the Seller may repay any Subordinated Loan made hereunder together with any interest accrued thereon, from funds available therefor in accordance with Sections 2.6 (Collections prior to Facility Termination Date) and 2.7 (Collections after Facility Termination Date), as applicable, of the Receivables Transfer Agreement (all such payments being herein called “Lender Permitted Payments”).  To the extent the Seller has funds available that are not needed to satisfy Senior Obligations then due and payable, the Seller will, to the extent that it elects to, make any Lender Permitted Payment (i) first, for the payment or provision of payment when due of accrued interest pursuant to, and in accordance with, Section 3.1 (Interest), and (ii) second, to the payment of the outstanding principal amount of the Subordinated Loans.

7.3                                 No exercise of remedies

Prior to payment in full of the Senior Obligations, the Subordinated Lender shall not have any right to sue for, nor otherwise exercise any remedies with respect to, any Lender Permitted Payment, nor otherwise take any action against the Seller nor the Seller’s property with respect to any Lender Permitted Payment, except as provided for in Section 6.2 (Remedies).  Prior to payment in full of the Senior Obligations, the Subordinated Lender hereby irrevocably waives any right to exercise any right of set-off and counterclaim, or any other right that it may have at law or otherwise to exercise such right of set-off in order to appropriate and apply to the Lender

Subordinated Obligations any balances, credits, deposits, accounts or monies of the Seller, including, without limitation, amounts on deposit in any account of the Seller.

7.4           Turnover

Should any payment or distribution be received by the Subordinated Lender upon or with respect to the Lender Subordinated Obligations (other than Lender Permitted Payments) prior to the satisfaction of all of the Senior Obligations, the Subordinated Lender shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Senior Obligations, and shall forthwith deliver the same directly to the Administrative Agent (in the form received, except where endorsement or assignment by the Subordinated Lender is necessary), for application to the Senior Obligations, whether or not then due.

7.5           Claims, etc.

In the event of any Event of Bankruptcy with respect to the Seller (a) the Subordinated Lender shall promptly file a claim or claims, in the form required in such Event of Bankruptcy, for the full outstanding amount of the Lender Subordinated Obligations, and shall use commercially reasonable efforts to cause such claim or claims to be approved and all payments or other distributions in respect thereof to be made directly to the Administrative Agent (for the benefit of the holders of Senior Obligations) until all Senior Obligations shall have been paid and performed in full and in cash; and (b) the Subordinated Lender shall not be subrogated to the rights of any such holder to receive payments or distributions from the Seller until two years and one day after the payment in full and in cash of all Senior Obligations.

7.6           Reinstatement

If at any time any payment (in whole or in part) made with respect to any Senior Obligation is rescinded or must be restored or returned (whether in connection with any Event of Bankruptcy or otherwise), the subordination provisions contained in this Section 7 shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

7.7           Continuing obligations

The subordination provisions contained in this Section 7 shall not be impaired by amendment or modification to the Transaction Documents or any lack of diligence in the enforcement, collection or protection of, or realization on, the Senior Obligations or any security therefor.

8.             MISCELLANEOUS

8.1           Term of Agreement

This Agreement shall not be terminated prior to the payment in full and in cash of all Senior Obligations but shall terminate no later than two years and one day thereafter; provided that (a) the rights and remedies of the Administrative Agent and the other Secured Parties with respect to any representation and warranty made or deemed to be made by the Subordinated Lender pursuant to this Agreement and (b) the agreements set forth in Section 7 (Subordination) and Sections 8.4 and 8.9 shall be continuing and shall survive any termination of this Agreement.

8.2           Waivers; amendments

(a)           No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)           Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Seller, the Master Servicer, the Subordinated Lender and the Administrative Agent.

8.3           Notices

All communications and notices provided for hereunder shall be provided in the manner described in Schedule 2 (Address and Notice Information) to the Receivables Transfer Agreement.

8.4           Governing law, jurisdiction and process

(a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement.  Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each of the parties hereto consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified herein.  Nothing in this Section 8.4 shall affect the right of any party to serve legal process in any manner permitted by law.

(d)           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY

ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

8.5           Integration

This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

8.6           Severability and partial invalidity

(a)           Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)           If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

8.7           Counterparts; facsimile delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile or by electronic file in a format that is accessible by the recipient, in either case, of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

8.8           Successors and assigns; binding effect

(a)           Without prejudice to Section 5.2 (Subordinated Lender’s Covenants), this Agreement shall be binding on the parties hereto and their respective successors and assigns, provided that the Subordinated Lender may not assign any of its rights nor delegate any of its duties hereunder without the prior written consent of the Administrative Agent (not to be unreasonably withheld) and furthermore provided that, in case the Subordinated Lender assigns any of its rights in relation to a Subordinated Loan, the minimum amount transferred in relation to a Subordinated Loan shall be at least EUR 50,000 (or the equivalent in any other currencies) or, if it is less, the party accepting the transfer of an amount of a Subordinated Loan shall confirm in writing to the Seller that it is a professional market party within the meaning of the Act on the Financial Supervision (Wet op het financieel toezicht).

(b)           The Seller may assign its rights hereunder only to the Administrative Agent pursuant to the Transaction Documents.

8.9           No proceedings; limited recourse

Each of the parties hereto hereby agrees that:

(a)           it will not institute against any Conduit Purchaser (or its related commercial paper issuer) any proceeding of the type referred to in the definition of Event of Bankruptcy so long as any Commercial Paper or other senior indebtedness issued by such Conduit Purchaser shall be outstanding or there shall not have elapsed two years plus one day since the last day on which any such Commercial Paper or other senior indebtedness issued by such Conduit Purchaser (or its related commercial paper issuer) shall have been outstanding; and

(b)           notwithstanding anything to the contrary contained herein or in any other Transaction Document, the obligations of each Conduit Purchaser under the Transaction Documents are solely the corporate obligations of such Conduit Purchaser and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Purchaser in excess of funds necessary to pay in full all outstanding Commercial Paper issued by such Conduit Purchaser and shall be non-recourse other than with respect to such excess funds and, without limiting Section 8.9(a), if ever and until such time as such Conduit Purchaser has sufficient funds to pay such obligation, shall not constitute a claim against such Conduit Purchaser.

EXHIBIT A
FORM OF SUBORDINATED LOAN INVESTMENT REQUEST

BUNGE SECURITIZATION B.V. (the “Seller”), pursuant to Section 2.2 (Investment Request) of the Subordinated Loan Agreement, dated May      , 2011 (the “Agreement”), among the Seller, BUNGE FINANCE B.V., as Subordinated Lender, BUNGE FINANCE B.V., as Master Servicer, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., as Administrative Agent, hereby requests that the Subordinated Lender make one or more Subordinated Loan(s) as set forth below.  Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.

The Subordinated Loan Date of the Subordinated Loan(s) will be:                .

The currency(ies) of the Subordinated Loan(s) will be:                     .

The amount of [each/the] Subordinated Loan(s) will be:                   .*

The account into which the Subordinated Loan(s) will be paid:  [insert account details].

The Seller hereby certifies that the Subordinated Loan(s) will be used to pay the purchase price of Receivables in accordance with the Transaction Documents or otherwise in accordance with Section 2.4 (Use of proceeds) of the Agreement.

The Seller hereby certifies as of the date hereof that the conditions precedent to such Subordinated Loan(s) set forth in the Agreement have been satisfied, and that all of the representations and warranties made in Section 4 (Representations) of the Agreement are true and correct on and as of the Subordinated Loan Date, both before and after giving effect to such Subordinated Loan.

Dated:

BUNGE SECURITIZATION B.V.

By:
Name:
Title:

**  Minimum of EUR 50,000 or the equivalent thereof in the applicable currency.

1

EXECUTION of Subordinated Loan Agreement:

The Subordinated Lender

BUNGE FINANCE B.V.

By:	/s/ Steven Claassens
	Name:	Steven Claassens
	Title:	Director

By:	/s/ Luc Dekkers
	Name:	Luc Dekkers
	Title:	Director

Subordinated Loan Agreement

The Seller

BUNGE SECURITIZATION B.V.

By:	/s/ Frans M.J. van Rijn
	Name:	Frans M.J. van Rijn
	Title:	Director

By:	/s/ L.F.S. Bagchus
	Name:	L.F.S. Bagchus
	Title:	Proxy Holder

Subordinated Loan Agreement

The Master Servicer

BUNGE FINANCE B.V.

By:	/s/ Steven Claassens
	Name:	Steven Claassens
	Title:	Director

By:	/s/ Luc Dekkers
	Name:	Luc Dekkers
	Title:	Director

Subordinated Loan Agreement

The Administrative Agent

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ James Han
	Name:	James Han
	Title:	Executive Director

Subordinated Loan Agreement